Exhibit 99.1

[Graphic] J.H. COHN LLP
          Your Source for Business Solution[TM]      Accountants and Consultants
--------------------------------------------------------------------------------
       4 Becker Farm Road o Roseland, NJ 07068 o 973-228-3500 o fax 973-228-0330
                                                                o www.jhcohn.com










June 7, 2006




Mr. Dale Quick
Chief Executive Officer
Secured Services, Inc.
11490 Commerce Park Dr., Suite 240
Reston, VA 20191

Dear Mr. Quick:

This is to confirm that the client-auditor relationship between Secured Services, Inc. (Commission File Number 001-12536) and J.H. Cohn LLP has ceased.

Very truly yours,

/s/ Steven Alexander
    Steven Alexander, CPA
For J.H. COHN LLP



cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington, D.C. 20549



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